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                                                                   EXHIBIT 10(G)

                                PS GROUP, INC.
                     SPLIT DOLLAR LIFE INSURANCE AGREEMENT


          THIS AGREEMENT is made as of the 1st day of December, 1991, by and between PS Group, Inc., a Delaware corporation (the "Company"), and Janet Rickershauser (the "Owner").

                                   ARTICLE I

                                  DEFINITIONS

          1.1 Collateral Assignment shall mean the Collateral Assignment Agreement, attached as Schedule A to this Agreement, assigning the Policy as collateral to the Company pursuant to paragraph 2.5 of this Agreement.

          1.2 Cumulative Company Premiums shall mean the cumulative premiums paid by the Company on the Policy pursuant to paragraph 2.3 of this Agreement.

          1.3 Economic Benefit shall mean the value of the economic benefit of the life insurance coverage provided under this Agreement for income tax purposes as determined on the basis of the Internal Revenue Code and regulations and revenue rulings issued by the Internal Revenue Service and other applicable authorities.

          1.4  Executive shall mean Charles E. Rickershauser, Jr.

          1.5  Insurance Company shall mean Pacific Mutual Life Insurance
Company.

          1.6 Policy shall mean the life insurance policy on the life of the Executive, purchased by the Owner pursuant to paragraph 2.1 of this Agreement, or any other policy or policies substituted therefor.

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                                   ARTICLE 2

                                    POLICY

          2.1 Policy. The Owner has entered into a contract of life insurance with the Insurance Company insuring the life of the Executive. The Policy number is 1A2246221-0. The Owner hereby agrees that the Policy shall be subject to the term and conditions of this Agreement and Collateral Assignment.

          2.2 Incidents of Ownership. The Owner shall hold all incidents of ownership in the Policy, except as otherwise provided in this Agreement and the Collateral Assignment.

          2.3 Premiums. The Company shall make six annual premium payments, each equal to $17,189.00, in each of the first six years of the Policy. Any further premium payments necessary to maintain the policy will be paid by the Owner, at the discretion of the Owner.

          2.4 Surrender, Borrowing and Withdrawal Rights. Neither the Owner nor the Company shall be entitled to surrender the Policy, to borrow against the Policy or to make withdrawals from the Policy, except by mutual consent evidenced by a written instrument executed by the Company and the Owner.

          2.5 Collateral Assignment. To secure the Company's interest in the Policy under this Agreement, the Owner hereby agrees to assign the Policy to the Company as collateral under the Collateral Assignment Agreement attached as Schedule A to this Agreement.

                                   ARTICLE 3

                                 DEATH BENEFIT

          In the event of the Executive's death (whether before or after he retires or otherwise terminates employment with the Company) prior to termination of this Agreement, the Company shall be entitled to receive from the proceeds of the Policy, if sufficient, an amount equal to the

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Cumulative Company Premiums. The balance of the proceeds, if any, shall be paid to the Owner and thereupon this Agreement and the Collateral Assignment shall both terminate.

                                   ARTICLE 4

                     AMENDMENT OR TERMINATION OF AGREEMENT

          Except as otherwise provided in this Agreement, the Company shall not amend or terminate this Agreement without the written consent of the Owner. The Owner shall have the right to terminate this Agreement at any time by paying the Company an amount equal to the Cumulative Company Premiums, thereupon the Company shall release all rights and interest in the Policy to the Owner and this Agreement and the Collateral Assignment shall both terminate.


                                   ARTICLE 5

                                 MISCELLANEOUS

          5.1 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

          5.2 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

          5.3 Captions. The captions of the articles and paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

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          5.4  Validity.  In the event any provision of this Agreement is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of this Agreement.

          5.5 Notice. Any notice or filing required or permitted to be given to the Company or the Owner under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Company, to the principal office of the Company, directed to the attention of its President, and in the case of the Owner, to the address indicated at the end of this Agreement. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          5.6 Notice to Insurance Company. The Insurance Company shall not be a party to this Agreement. The Company shall be responsible for notifying the Insurance Company of any changes in the ownership rights and interest of the Company and the Owner and the Insurance Company shall be entitled to rely upon such notification received from the Company.

          5.7 Waiver of Breach. The waiver by either party of any breach of any provision or condition under this Agreement shall not operate or be construed as a waiver of any subsequent condition or breach.

          5.8 Arbitration. Any dispute relating to this Agreement shall be settled by arbitration, before three arbitrators in San Diego County, in accordance with the Rules of the American Arbitration Association. Each of the parties shall select one arbitrator, and these two arbitrators shall select the third arbitrator, provided that, if the third arbitrator cannot be agreed upon, he or she shall be selected by the presiding judge of the Superior Court of San Diego County, upon petition brought by either party. The award of the arbitrators in any arbitration proceeding shall be final and may be enforced in any court of competent jurisdiction. The unsuccessful party to such arbitration proceeding shall pay to the successful party (i) all costs and expenses (including reasonable attorney's fees) incurred therein by the successful party, all of which shall be included in, and as a part of, the award rendered in such proceeding, and (ii) all such costs and expenses incurred by the successful party in enforcing such arbitration award.

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Owner has hereunto set her hand, on the day and year first above written.

                                  PS Group, Inc.



                                  By    /s/ G.M. Shortley
                                    ------------------------------------------
                                    George M. Shortley
                                    Its President and Chief Executive Officer



                                        /s/ Janet Rickershauser
                                    ------------------------------------------
                                    Janet Rickershauser

                                      506 W. 122nd St., #23
                                    ------------------------------------------

                                      New York, NY 10027
                                    ------------------------------------------
                                    Address

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                                PS GROUP, INC.
                        COLLATERAL ASSIGNMENT AGREEMENT
                                  SCHEDULE A

          As collateral security for any and all liabilities incurred arising with respect to premium payments made on behalf of the Assignor, the undersigned Assignor hereby assigns, transfers and sets over to PS Group, Inc. (the "Assignee"), its successors and assigns, all rights and benefits and privileges under Policy number 1A2246221-0 and any supplementary contracts issued in connection therewith (the "Policy") issued by Pacific Mutual Life Insurance Company (the "Insurer") on the life of Charles E. Rickershauser, Jr. (the "Insured"), subject to the terms and conditions contained in the Policy and that certain Split Dollar Life Insurance Agreement entered as of December 1, 1991 by and between the Assignee and the Assignor (the "Split Dollar Life Insurance Agreement") and subject to any loan indebtedness that may exist on the Policy.

          The Insurer is authorized to accept and to act upon any written statement signed by the Assignee as to the respective interests of the Assignor and Assignee under the Policy and the Split Dollar Life Insurance Agreement and to disburse to the Assignee any funds claimed by it pursuant to this collateral assignment and the Split Dollar Life Insurance Agreement without the consent of the Assignor. Any payment so made to the Assignee shall fully release and discharge the Insurer to the extent of such payment.


Dated:  December 1, 1991                /s/ Janet Rickershauser
                                        ---------------------------------------
                                        Assignor

                                        By /s/ G.M. Shortley
                                           ------------------------------------
                                         George M. Shortley

                                        Its President & Chief Executive Officer
                                            -----------------------------------

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